EXHIBIT 99.1
                             JOINT FILER INFORMATION

                            OTHER REPORTING PERSON(S)

1.       MSD SBI, L.P.

           ITEM                                   INFORMATION
Name:                                  MSD SBI, L.P.

Address:                               645 Fifth  Avenue,  21st  Floor,
                                       New York, New York 10022

Designated Filer:                      MSD Capital, L.P.

Date of Event Requiring Statement
(Month/Day/Year):                      September 17, 2008

Issuer Name and Ticker or Trading
Symbol:                                DINEEQUITY, INC. [DIN]

Relationship of Reporting Person(s)
to Issuer:                             10% Owner

If Amendment, Date Original Filed
(Month/Day/Year):                      Not Applicable

Individual or Joint/Group Filing:      Form filed by More than One Reporting
                                       Person

Signature:                             By:      MSD Capital, L.P.
                                       Its:     General Partner

                                       By:      MSD Capital Management LLC
                                       Its:     General Partner

                                       By:        /s/ Marc R. Lisker
                                                --------------------
                                       Name:    Marc R. Lisker
                                       Title:   Manager and General Counsel
                                       Date:    September 17, 2008